Exhibit 99.2

WHERE TECHNOLOGY MEETS CREATIVITY TO TRANSFORM STORYTELLING INVESTOR PRESENTATION JANUARY 2022

DISCLAIMER About this Presentation This investor presentation (this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to a possible transaction (the “Business Combination”) involving Prime Focus World NV (the “Company”) . The information contained herein does not purport to be all - inclusive and none of the Company or its representatives or aﬃliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation . This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities . No such offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933 , as amended, or an exemption therefrom . You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation . You should consult your own counsel and tax and ﬁnancial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you conﬁrm that you are not relying upon the information contained herein to make any decision . The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions . The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10 b - 5 thereunder . This Presentation and information contained herein constitutes conﬁdential information and is provided to you on the condition that you agree that you will hold it in strict conﬁdence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of the Company and is intended for the recipient hereof only . Forward Looking Statements Certain statements in this Presentation may be considered forward - looking statements . Forward - looking statements generally relate to future events or the Company’s future ﬁnancial or operating performance . For example, statements regarding anticipated growth in the industry in which the Company operates and anticipated growth in demand for the Company’s products, projections of the Company’s future ﬁnancial results and other metrics, the satisfaction of closing conditions to the Business Combination and the timing of the completion of the Business Combination are forward - looking statements . In some cases, you can identify forward - looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology . Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements . These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain . Factors that may cause actual results to differ materially from current expectations include, but are not limited to : competition, the ability of the company to grow and manage growth, maintain relationships with customers and suppliers and retain its management and key employees ; costs related to the Business Combination ; changes in applicable laws or regulations ; the possibility that the Company may be adversely affected by other economic, business or competitive factors ; the Company’s estimates of expenses and proﬁtability ; the evolution of the markets in which the Company competes ; the ability of the Company to implement its strategic initiatives and continue to innovate its existing products ; the ability of the Company to defend its intellectual property ; and the impact of the COVID - 19 pandemic on the Company’s business . Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved . You should not place undue reliance on forward - looking statements, which speak only as of the date they are made . The Company undertakes no duty to update these forward - looking statements . 2

DISCLAIMER (CONT.) Use of Projections This Presentation contains ﬁnancial forecasts for the Company with respect to certain ﬁnancial results for the Company's ﬁscal years FY 2022 through FY 2026 . The Company's independent auditors have not audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation . These projections are forward - looking statements and should not be relied upon as being necessarily indicative of future results . In this Presentation, certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective ﬁnancial information are inherently uncertain and are subject to a wide variety of signiﬁcant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective ﬁnancial information . Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective ﬁnancial information . Inclusion of the prospective ﬁnancial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective ﬁnancial information will be achieved . Financial Information ; Non - GAAP Measures The ﬁnancial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X . Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be ﬁled relating to the Business Combination and the proxy statement/prospectus contained therein . This Presentation also includes certain ﬁnancial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, adjusted EBITDA and certain ratios and other metrics derived therefrom . These non - GAAP ﬁnancial measures are not measures of ﬁnancial performance in accordance with GAAP and may exclude items that are signiﬁcant in understanding and assessing the Company’s ﬁnancial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash ﬂows from operations or other measures of proﬁtability, liquidity or performance under GAAP . You should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies . The Company believes these non - GAAP measures of ﬁnancial results provide useful information to management and investors regarding certain ﬁnancial and business trends relating to the Company’s ﬁnancial condition and results of operations . The Company believes that the use of these non - GAAP ﬁnancial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s ﬁnancial measures with other similar companies, many of which present similar non - GAAP ﬁnancial measures to investors . These non - GAAP ﬁnancial measures are subject to inherent limitations as they reﬂect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP ﬁnancial measures . The presentation of non - GAAP measures in a filing made with the Securities and Exchange Commission (the “SEC”) may require additional or modified disclosure or presentation to conform with SEC requirements for the use of non - GAAP measures . This Presentation also includes certain projections of non - GAAP ﬁnancial measures . Due to the high variability and diﬃculty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP ﬁnancial measures without unreasonable effort . Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward - looking non - GAAP ﬁnancial measures is included . Industry and Market Data In this Presentation, the Company relies on and refer to certain information and statistics obtained from third - party sources which they believe to be reliable . The Company has not independently veriﬁed the accuracy or completeness of any such third - party information . 3

DISCLAIMER (CONT.) Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . Additional Information : Participants in the Solicitation Sports Ventures Acquisition Corp . ("SVAC") will be required to file a preliminary and definitive proxy statement, which may be a part of a registration and other relevant documents with the SEC . Stockholders and other interested persons are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about SVAC, DNEG and the contemplated Business Combination . Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about SVAC at the SEC’s website located at www . sec . gov . SVAC, the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SVAC’s shareholders in connection with the proposed transaction . A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the proxy statement/prospectus when available . You may obtain free copies of these documents free of charge by directing a written request to the Company . This presentation does not contain all the information that should be considered in the contemplated Business Combination . It is not intended to form any basis of any investment decision or any decision in respect to the contemplated Business Combination . The definitive proxy statement will be mailed to a shareholder as of a record date to be established for voting on the contemplated Business Combination when it becomes available . 4

TODAY'S PRESENTERS



NAMIT MALHOTRA
Founder and Chief Executive Officer
(since 1997)

- Founder and Non-Executive Director of Prime Focus Limited ("PFL"), the parent company of DNEG
- Family history in the motion picture industry that dates back three generations
- Established Video Workshop in 1995, a predecessor to PFL



PAUL SALVINI
Chief Technology Officer
(since 2020)

- Former CEO of the Accelerator Centre where he helped launch over 120 technology start-ups
- Previously CTO at SideFX and Christie Digital



VIKAS RATHEE
Chief Financial Officer
(since 2015)

- Joined PFL in Oct 2013, and was CFO through Feb. 2018
- Previously Head of Corporate Finance and M&A at Suzlon Energy
- Held various roles in TMT investment banking at Bank of America Merrill Lynch and ABN AMRO



CHRIS PFLUG
Chief Legal Officer and Global Head of Business Affairs
(since 2011)

- Previously senior associate at Latham & Watkins LLP
- Prior to Latham, associate at Polsinelli PC



ALAN KESTENBAUM
Chairman of the Board & Chief Executive Officer of SVAC
(since 2020)

- Executive Chairman and CEO of Stelco Inc. (TSX: STLC) since 2020, CEO 2017 - 2019
- Formerly Chairman and CEO of the successful 2006 SPAC, International Metals Inc.
- Operates a filming destination utilized by networks, studios, and streaming services
- Minority owner of the Atlanta Falcons

5

GLOBAL LEADER IN TECH-ENABLED CREATIVE SOLUTIONS TO THE ENTERTAINMENT INDUSTRY

- Deep relationships with content creators around the world
- Full suite of screen-agnostic solutions spanning from script to screen
- Significant competitive advantage from state-of-the-art technology platform enabling proprietary global workflow driving efficiency at scale
- Profitable, attractive business model with highly visible, recurring revenue streams

$400m FY22E revenue *(Apr'21-Mar'22)*	**$508m** FY23E revenue *(Apr'22-Mar'23)*	**25%** revenue CAGR FY22E-FY26E
$100m FY22E Adj. EBITDA *(Apr'21–Mar'22)*	**$150m** FY23E Adj. EBITDA *(Apr'22–Mar'23)*	**~95%** revenue from recurring customers[(a)]

~6,700 global employees[(b)]	**20 yrs+** customer relationships	**11** creative centers[(c)]	**6 VFX Oscars** including 5 out of last 7


NO TIME TO DIE
007

Note: FY ending March 31st
(a) Represents average of FY19-21
(b) Headcount as of 9/30/2021. Headcount includes fulltime and on-contract employees and excludes interns and freelancers
(c) In addition to 200 k sq. ft. of production services studio space in India

6

167 204 285 64 146 334 72 92 185 35 61 104 11 30 66 94 348 533 1,068 2019A 2020A 2024E 7 FY19 - 24E CAGR (a) (b) (c) NM +43% +25% +21% +39% +11% $76b $84b $ 129b Global content creation spending of major media / tech companies (d) Global OTT subscribers of major streaming players (m) +11% STREAMING FUELED BY SUBSCRIBER GROWTH DRIVING MASSIVE DEMAND FOR CONTENT (a) CBS All Access became Paramount+ in March 2021. Reflects domestic SVOD subs in 2019 and global SVOD subs in 2020 per company fil ings (b) Includes HBO and HBO Max OTT subs (c) Includes all Disney DTC platforms (d) Content creation spending excludes sports programming; Includes Fox, AMC, WarnerBros Discovery/HBO Max, Lionsgate, MGM, Viaco m C BS, Walt Disney Company/Disney+/Hulu/Hoststar/ESPN+, Comcast/NBCU/Peacock, AT&T , SKY, Netflix, Amazon Prime Video, Apple TV+ Source: Company Filings, SNL, Wall Street Research

DNEG IS **UNIQUE IN SCALE AND CAPABILITIES** AMONGST ITS COMPETITORS

	Visual Effects (VFX)	Feature Animation
Tier 1 – Tied to Studio *(1,000 – 1,500 employees)*	Industrial Light & Magic *(Owned by Disney)* Sony Pictures Imageworks *(Owned by Sony)*	Sony Pictures Imageworks *(Owned by Sony)* DreamWorks / Illumination *(Owned by Universal)* WAG Industrial Light & Magic / Pixar *(Owned by Disney)*
Tier 1 - Independent *(1,500 – 3,000+ employees)*	DNEG MPC Framestore Weta Digital	DNEG Mikros Animation Animal Logic Reel FX
Tier 2 & other *(<1,000 employees)*	Animal Logic Scanline vfx[a] *(announced acquisition by Netflix)* Pixomondo FuseFX Cinesite El Ranchito Rodeo FX Luma Digital Domain Zoic *+ thousands more*	Laika Cinesite Toei Animation ON Animation *+ hundreds more*

DNEG

- ✓ **Fully embedded into content ecosystem**
- ✓ **Truly global integrated platform**
- ✓ **6,700+ employees across 11 locations**
- ✓ **Scaled, proprietary tech infrastructure**
- ✓ **Broad market reach & product offerings**
- ✓ **Strong margin profile**

(a) Announced acquisition by Netflix on 11/22/21
Source: Management estimates

8

RECURRING REVENUE STREAMS FROM THE WORLD’S LARGEST CONTENT CREATORS 82% 84% 85% 12% 12% 12% 94% 96% 97% FY2019 FY2020 FY2021 % Revenue from recurring customers (a) Selected marquee projects executed Top 7 studios (b) Other Client tenure; Last 6 years approx. revenue 21 years $200m 17 years $280m 18 years $400m 22 years $165m 22 years $150m 14 years $150m 5 years $95m 9 Note: Numbers as of 9/30/21. FY ending March 31; DNEG’s contracts for a project are typically entered into with a special pur pos e vehicle affiliated with one or more content producers or distributors. The customer listed is the entity that Management be lie ves was the primary content producer or distributor for each project (a) % of total in - year revenue from customers for which revenue was generated in the prior year. (b) Represents top seven studios by 2016 – 2021 cumulative revenue. Top seven studios include Disney, Legendary Studios, Netflix, Pa ramount Pictures, Sony, Universal Studios, and Warner Bros.

$ 334 $ 397 $731m FY22+ FY2022 FY2023+ STRONG ORGANIC GROWTH DRIVEN BY A ROBUST & RECURRING ORDER BOOK AND PIPELINE High Revenue Visibility ($m) $320 $369 $306 $400 $508 $610 $813 $977 FY19A FY20A FY21A FY22E FY23E FY24E FY25E FY26E $76 $79 $82 $100 $150 $201 $289 $384 FY19A FY20A FY21A FY22E FY23E FY24E FY25E FY26E EBITDA margin % Order book and pipeline at 9/30/21 (a) 39% 36% 33% 30% 25% 27% 21% 24% ~92% order book & pipeline - to - revenue conversion (a)(b) revenue from incremental projects & change orders 10 Note: FY ending March 31st; Total revenue & adjusted EBITDA PF for India Production Services Business; Refer to page 35 for A dju sted EBITDA reconciliation (a) Order book and pipeline defined as contracted and confirmed revenue and revenue from highly visible pipeline of projects (b) Order book and pipeline conversion defined as fiscal year revenue from order book and pipeline projects as of or around the s tar t of the fiscal year divided by the total order book and pipeline as of or around the start of that fiscal year. Reflects FY 2018 – FY 2021 average Total Revenue ($m) Adjusted EBITDA ($m) +

MULTIPLE PILLARS FOR CONTINUED GROWTH Organic Growth Inorganic Growth Emerging Markets/ReDefine Gaming & Adjacencies 11 11

Increase global headcount to 10,000+ over medium term and recruit and retain top talent Establish new global studios Invest in technology with continued innovation in creatures, animation, and real - time capabilities Strategic industry partnerships to mitigate risk and manage capacity ORGANIC GROWTH: ENHANCE SCALE AND INCREASE CAPACITY 12

13 Proven history of successful M&A and global integration With new capital, DNEG can pursue a highly disciplined M&A strategy to increase capacity, bolster technology, and expand geographically Highly fragmented animation, VFX, and gaming market provides significant opportunity to capture greater share of demand and realize synergies STRATEGIC M&A TO CATALYZE GROWTH

• Provides VFX and animation services for mid - range, higher volume project work in the West (a) , India, and China • Leverages DNEG’s existing technology and tools • Margin acceleration through largely India - based execution • Recent expansion into Montreal and Bulgaria as well as plans for Australia in the near term • Addressing a large - scale opportunity in Emerging Markets – massive $28b 2020 production spend in Asia 14 WELL POSITIONED TO CAPITALIZE ON TREMENDOUS GROWTH IN EMERGING MARKETS INCLUDING CHINA AND INDIA (a) Primarily non - Hollywood Western projects Source: Streamonomics, IMF

$107 $219 2016A 2024E Global Gaming Revenue ($b) 15 November 2021: TEV: $1.625b Highlights ability to leverage VFX tech into gaming and other adjacencies 2024E GAMING INDUSTRY CREATING NEW DEMAND FOR OUR HIGH - END CONTENT SOLUTIONS Already being tapped to produce high - quality movie content based on gaming IP - including Uncharted and Assassin’s Creed Unreal Engine is now being used by DNEG to create content for animation & live - action projects such as The Matrix Resurrections Netflix announced plans to stream video games within its platform by 2022, hiring a former Electronic Arts and Facebook executive to drive strategy Opens a significant new market and future revenue streams by expanding into content creation and content services for gaming Source: Press, Newzoo Major opportunity to become a leading partner to companies across the metaverse

SIGNIFICANT VALUE IN PROPRIETARY TOOLS WITH APPLICABILITY TO VFX, GAMING, AND BEYOND


Build / Environment Generation
Creature FX & FX Simulation
Rendering
Composite, Pipeline & Review

Build / Environment Generation

Complex asset sets from trees to full cityscapes

- CityGen — *Cityscapes*
- Calamari — *Vegetation*
- JigSaw — *Environments & reconstruction*

Creature FX & FX Simulation

Photorealistic people & animals; complex physical processes like fire & rain

- FurBall — *Fur, hair, feathers*
- OpenVDB AX — *3D objects and effects*
- PhotoBooth — *Face replication*

Rendering

Computational-heavy process of generating photorealistic images

- DNGR — *Gravity engine*
- dnHorizon — *Shading*
- iblManager — *Lighting*

Composite, Pipeline & Review

Live photography, workflow management & content review tools

- IVY, Helix, Symphony — *Workflow management*
- xStudio — *Playback*
- DNReview — *Shot review*

+ *A set of machine learning tools unique to the industry*

16

OUR KEY BARRIERS TO ENTRY Deep industry relationships Award - winning track record Global footprint & scale Technology 17 17

Toronto & Montréal Headcount: 781 Los Angeles Headcount: 41 London Headcount: 674 Vancouver Headcount: 413 ~ 6,700 Employees Worldwide Global teams across 11 facilities (a) in 4 time zones deliver 24/7 production capabilities Footprint aligned with tax credit incentives for our customers Work is shared between facilities utilizing integrated set of standardized tools 18 GLOBAL, SCALED WORKFORCE WELL POSITIONED TO ADDRESS GROWING DEMAND Note: Headcount as of 9/30/2021. Headcount includes full time and on - contract employees and excludes interns and freelancers (a) In addition to 200 k sq. ft. of production services studio space in India India Headcount: 4,783

TECHNOLOGY IS THE KEY TO OUR SUCCESS

Global technology backbone and decades of experience not easily replicated

- **Cutting edge, globally distributed** tech infrastructure built over 20 years
- Substantial R&D investment from direct spend and **virtuous circle of cumulative expertise from project work**
- **Proprietary cloud collaboration tools** enable global workflows that **increase efficiency and drive margins**
- Technical complexity of high-end work and information security requirements **entrench DNEG as an industry leader**

~100,000	~700 TB
computing cores globally	content written each day
~30 TB	**~25 PB**
data transferred daily across our global network	production storage



Production Tracking & Approval (Shotgun)
DNEG DCC Tools
3rd Party DCC Tools
Bespoke Interop Tools
Resource Scheduling & Tracking (CS)
Graphics Workstations
Pipeline Tools & Database (IVY)
High Performance Global Network
Cloud Render & Compute
Cloud Storage
Local Storage
Local Render & Compute
Ultra Fast Local Network
GLOBAL IT INFRASTRUCTURE

19

KEY INVESTMENT HIGHLIGHTS Benefits from massive content creation industry tailwinds across the globe Long - term and well - established relationships with the major content creators, all of which have increasing demand Highly visible, recurring revenue streams coupled with an integrated global workflow drives strong profitability Multiple avenues for growth including increased capacity, strategic M&A, emerging markets, gaming, and other adjacencies Substantial barriers to entry from cutting edge technology infrastructure and global workforce at scale Led by a visionary, creative, and entrepreneurial management team with a proven history of success 20

Attract and retain top talent DNEG aims to hire premier talent, and the prominence and resources (e.g., stock options) of a public company will give DNEG a competitive advantage Further invest in technology and increase capacity DNEG typically operates at high capacity utilization, and new capital will allow the company to expand office / studio space, increase headcount, and take on more projects Grow key business segments, namely gaming DNEG is well positioned to apply its expertise to the growing gaming market, and new capital will allow the company to bring on additional personnel and resources Capital and currency for acquisitions DNEG intends to add service capabilities and increase scale through acquisitions, and access to the capital markets will allow for efficient and effective M&A 21 WHY GO PUBLIC NOW?

TRANSACTION OVERVIEW

- Sports Ventures Acquisition Corp (NASDAQ: AKIC) is a publicly listed special purpose acquisition company with $230m cash held in trust
- SVAC has agreed to combine with DNEG in a transaction that values the pro forma enterprise value of DNEG at $1,706m
  - Implies 12.4x TEV / CY 2022E Adj. EBITDA and 11.4x TEV / FY 2023E Adj. EBITDA
- SVAC and DNEG have raised a committed $168m common stock PIPE at a purchase price of $10 per share to be invested at the close of the transaction
  - Affiliates of SVAC have committed to invest $55m in the PIPE
- Following the transaction, and assuming no redemptions from SVAC shareholders, DNEG will receive $178m of cash to fund growth
  - Implies a Pro Forma Net Debt[a] / FY 2022E Adj. EBITDA leverage of ~1.2x
- An affiliate of SVAC has agreed to backstop a portion of the $350m minimum cash condition, subject to limitations

Pro Forma Ownership



SPAC 14.9%
PIPE 10.6%
Sponsor 3.6%
Seller rollover 70.8%

Sources of Funds	
New debt financing (net)[a]	$300
SPAC cash	230
PIPE	168
Total Sources of Funds	**$698**

Uses of Funds	
Repayment of existing debt	$286
Cash to balance sheet	178
Settle Novator debt	150
Liquidity for DNEG employees	50
Fees & Expenses	35
Total Uses of Funds	**$698**

Pro Forma Valuation

Enterprise Value	
Pro Forma Shares Outstanding	158.3
(x) Illustrative Share Price	$10
Pro Forma Equity Value	**$1,583**
(+) Pro Forma Net Debt[b]	123
Pro Forma Enterprise Value	**$1,706**

Note: $ in millions expect for per share amounts. Does not give effect to warrants or to cash settled awards. Whole numbers may not sum due to rounding. FY ending March 31st
(a) Reflects a new committed $325m term loan B less fess, expenses and the settlement of related party balances; debt financing subject to customary closing conditions
(b) Consists of $286m of existing net debt as of 9/30/2021 pro forma for the TLB refinancing and $164m of cash proceeds to balance sheet from SPAC transaction assuming $35m of deal expenses; debt includes working capital loans, revolving credit facility, term loan, and finance leases

22

COMPELLING VALUATION RELATIVE TO PUBLIC COMPARABLES AND SIGNIFICANT OPPORTUNITY FOR MULTIPLE EXPANSION OVER TIME



Content creation services
Content creation and streaming
TEV / CY22E Revenue
3.5x
Overall avg: 3.6x(a)
4.1x
7.2x
23.8x
Avg: 5.6x(a)
5.6x
3.5x
1.4x
1.3x
2.4x
Avg: 2.8x
TEV ($b)
$1.7
$2.7
$1.3
$33.8
$187.8
$304.2
$5.9
$37.3
$30.2
TEV / CY22E Adj. EBITDA
12.4x
Overall avg: 18.0x
21.6x
32.5x
NM
Avg: 27.1x
25.0x
19.6x
11.5x
8.0x
7.5x
Avg: 14.3x
CY22E EBITDA ($m)
$137
$125
$39
$30
$7,513
$15,527
$513
$4,660
$4,048
Growth Adjusted TEV / CY22E Adj. EBITDA(c)
0.3x
Overall avg: 1.4x
2.1x
2.0x
NM
Avg: 2.0x
1.4x
0.6x
1.1x
NM
1.0x
Avg: 1.1x
DNEG
Keywords STUDIOS
sumo GROUP (b)
unity
NETFLIX
Walt Disney
LIONSGATE
VIACOMCBS
Discovery

Unity's acquisition of WETA's VFX tools for $1.625B demonstrates substantial value of DNEG's platform

Note: Market data as of 1/21/22; Balance sheet as of latest available; Multiples that are negative or above 50x are considered not meaningful; Company financial metrics calendarized based on fiscal year numbers, if needed
(a) Average excludes Unity
(b) On July 19th 2021, Sumo agreed to be acquired by Tencent for 513p per share implying a TEV of $1.3b / 32.6x CY22E Adj. EBITDA; Sumo was trading at 22.6x CY22 Adj. EBITDA on the day prior to the announcement; Acquisition closed January 17th
(c) Growth adjusted multiples calculated with respect to CY21-23E Adj. EBITDA growth
Source: Company filings, Wall Street Research, FactSet

23

40.4% 10.2% 16.6% NM 17.6% 33.6% 10.9% (1.6%) 7.4% Avg: 13.4% Avg: 13.6% Overall avg: 13.5% 24.6% 13.4% 18.5% 29.6% 13.0% 15.2% 11.9% 3.6% 3.3% Avg: 20.5% Avg: 9.4% Overall avg: 13.6% CY22E EBITDA margin Note: Market data as of 1/21/22; Balance sheet as of latest available; Company metrics calendarized based on fiscal year numbers , if needed (a) On July 19 th 2021, Sumo agreed to be acquired by Tencent for 513p per share implying a TEV of $1.3b / 32.6x CY22E Adj. EBITDA; Sumo was tr ad ing at 22.6x CY22 Adj. EBITDA on the day prior to the announcement; Acquisition closed January 17 th Source: Company filings, Wall Street Research, FactSet 24 28.5% 18.8% 22.2% 2.1% 22.4% 18.1% 12.2% 16.0% 32.1% CY21 – 23E Adj. EBITDA growth STRONG GROWTH AND HIGH PROFITABILITY Content creation and streaming Content creation services CY21 – 23E Revenue growth (a)

25 APPENDIX

SPORTS VENTURES ACQUISITION CORP. OVERVIEW

Business overview

- Sports Ventures Acquisition Corp (NASDAQ: AKIC) is a blank check company founded by leaders in the sports, media, and entertainment industries
- The management team has executed over $20b in transactions, possessing an exceptional track record and a broad network of relationships
- On January 8, 2021, the company executed a $230mm IPO

Acquisition criteria

- ✓ Focused on sectors where the management team has extensive and unique expertise: sports, media, and entertainment
- ✓ A company with a defensible market position, exhibiting unrecognized value
- ✓ A company set to benefit from being a public company with broader access to capital

Experienced management team



Alan Kestenbaum, CEO & Chairman

- Previously CEO of one of the earliest and most successful SPACs, International Metal Inc.
- CEO of Stelco, a Canadian steel company
- Operates a one-of-a-kind filming destination utilized by networks, studios, and streaming services
- Minority owner of the Atlanta Falcons



Rob Tilliss, President & CFO

- Leader in the sports industry, with 25 years advising leagues, teams, stadium owners, technology, and services businesses
- Co-founded Inner Circle Sports in 2002, a sports and media focused boutique investment bank
- Formed J.P. Morgan's sports investment banking group and served as group head



Daniel Strauss, COO

- CEO of GlassBridge Enterprises Inc., an asset manager that owns and operates a sports investment platform
- Director of ARRIVE, a full-service entertainment company engaging in artist and athlete management, label publishing, touring, film/TV, and new ventures

Source: Company filings

26

OTHER SUPPLEMENTAL INFORMATION

28 VISIONARY, CREATIVE, AND ENTREPRENEURIAL MANAGEMENT TEAM WITH A HISTORY OF SUCCESS Deep bench of 60+ creative VFX supervisors (industry leaders) globally Proven history of successful M&A and global integration Namit Malhotra Founder, Chairman & CEO 25 years experience Vikas Rathee CFO 21 years experience Paul Salvini Global CTO 22 years experience Rohan Desai Managing Director, ReDefine 20 years experience Erika Burton President, Global VFX Production 25 years experience Delna Dhamodiwala Global Head of HR 17 years experience Chris Pflug Chief Legal Officer & Global Head of Business Affairs 18 years experience Tom Jacomb President of DNEG Animation 28 years experience Josh Jaggars Group President, VFX and Stereo 25 years experience

DNEG IS FULLY INTEGRATED INTO THE CONTENT CREATION PROCESS

Revenues are not dependent on release date, but rather work completion

(Months before release)

Blade Runner case study

~17-19 months



Pre-Production
+ Concept Art

~13-14 months



Production

~14 months



Post-Production

1-3 months



Final Delivery

Content released

Additional monetization / growth opportunities


BLADE RUNNER

3D Conversion


BLADE RUNNER 2049

Video Games



VR / AR

Typical pay schedule					
	Upfront payment at signing of up to 10-20% of contract	Rental & other income on studio space & services	Contracted work milestone payments based on completion, not release	Final payment	Additional payments

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REVENUE DETAIL

Growing services business with significant upside opportunity

Total revenue ($m)



320
369
306
400
508
610
813
977
FY19A
FY20A
FY21A
FY22E
FY23E
FY24E
FY25E
FY26E

- Historical performance benefited from secular tailwinds in content creation and strong execution with top-line growth on the back of:
  - Large scale live action VFX work
  - Continued growth in Feature Animation projects
  - Launch and quick traction for the ReDefine brand
- Revenue diversity and orderbook strength helped DNEG manage pandemic-related headwinds
- Significant visibility into FY22E & FY23E revenue with the largest current order book and pipeline ~$731m[(a)] in DNEG's history
- Strategic plan adds new layers of growth on top of strong recurring revenue streams and leverages DNEG's platform and global scale

Note: Presented in accordance with US GAAP. Pro forma for India Production Services Business
(a) Order book and pipeline as of 9/30/2021

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ORDER BOOK AND PIPELINE DETAIL

Highly visible order book and pipeline back financial model

- On average[a], DNEG converted **~92%** of the order book and pipeline (as measured at the start of our fiscal year)[b] into revenue
- The remainder of DNEG revenue comes from the significant addressable market opportunities (the "chase list") that we identify throughout the year



Z / (X + Y) =
~99%
% conversion(b)
~93%
~87%
~89%
$731m total FY22+ order book
Order book and order pipeline conversion ($ in m)
214
48
166
Y
X
270
58
212
Z
279
76
203
302
43
259
344
146
198
355
56
299
300
74
226
298
31
267
397
57
340
334
114
220
Order book and pipeline @ 3/31/2017
Actual Revenue FY18A
Order book and pipeline @ 3/31/2018
Actual Revenue FY19A
Order book and pipeline @ 3/31/2019
Actual Revenue FY20A
Order book and pipeline @ 3/31/20
Revenue FY21A
FY22E Order book and pipeline @ 9/30/2021
FY23E onwards order book and pipeline @ 9/30/2021
FY ending March 31
Contracted and confirmed order book

Significant visibility into FY22E & FY23E revenue with the largest current order book and pipeline in DNEG's history

Note: Actual Revenue indicates Revenue from projects, and not Total Revenue, which can vary slightly in historical periods due to differences in GAAP vs. IFRS accounting standards. Revenue is not pro forma for India Production Services Business

(a) Period defined as FY18 to FY21

(b) Order book and pipeline conversion defined as fiscal year revenue from order book and pipeline projects as of or around the start of the fiscal year divided by the total order book and pipeline as of or around the start of that fiscal year

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Additional opportunities (Cat C2) Order pipeline (Cat C1) Order book (Cat A, B) Revenue Revenue breakout At the date of estimation, the order book and pipeline is comprised of: Typical contract and payment terms Key risks Contract size and pricing is based on duration, scope of work and complexity of task Typical contract size ranges from $100ks to $40m+, taking 3 - 24 months to completion Typically there is an advance payment upfront, followed by time - / milestone - based payments with a portion of payment which is delivery based % conversion 32 REVENUE AND CONTRACT BASICS Cat A: Projects that DNEG is currently working on with a signed contract; revenues included are based on signed contracts and signed change orders Cat B: Projects that DNEG is currently working on without a signed contract, including change orders on projects in Cat A which have not been contractually signed; also includes client - confirmed work which is about to start Cat C1: Projects where DNEG is in an advanced stage of the bidding process, and Management believes DNEG will win the work based on client feedback or having DNEG VFX supervisors already on the project Cat C2: Projects the Company is either in the early stages of bidding on, or preparing bids for, which it believes it has a fair chance of winning based on the Company track record Seasonality of film project scheduling Physical production shut - downs and other project delays Budgetary overflows / constraints of the studios In extreme situations, project cancellations

ADJUSTED EBITDA DETAIL

Steady Adjusted EBITDA growth and margin expansion driven by cost-efficient global platform



Adjusted EBITDA ($m)
76
79
82
100
150
201
289
384
FY19A
FY20A
FY21A
FY22E
FY23E
FY24E
FY25E
FY26E
% margin
24%
21%
27%
25%
29%
33%
36%
39%

- Demonstrated margin expansion driven by global workflow model with top-quality execution delivered by lower-cost regions
  - Quadrupled Adj. EBITDA from FY15 to FY21[(a)]
- Relentless focus on efficiency enabled by proprietary, scaled technology backbone
- Successful implementation of 'Work from Home' and other cost-saving measures during FY2021 demonstrated cost structure flexibility during the pandemic
- Secular trends in VFX and animation services, strategic growth initiatives and operating leverage drive Adj. EBITDA through the projection period

Note: Refer to page 35 for Adjusted EBITDA reconciliation. Pro forma for India Production Services Business
(a) Reflects approximate growth from FY 3/31/2015 to FY 3/31/2021 based on Management estimates

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CAPITAL STRUCTURE OVERVIEW

(in $m)	As of 30th Sept, 2021	As adjusted ST facility[(a)]	As further adjusted SPAC merger[(b)] (A)
Cash	7	66	244
Revolving loan facility	158	143	-
New short-term facility	-	75	-
New RCF	-	-	-
Term loan facility	68	68	-
New term loan B	-	-	325
Total bank debt	226	286	325
Net bank debt	219	220	81
Bank line of credit	15	15	15
Finance lease and other debt	27	27	27
Total debt	268	328	367
Net debt	260	262	123
Net leverage[(c)]	3.1x	3.1x	1.5x

Strategy and Financial Policies

- Business plan assumes no dividends to shareholders
- Preservation of operating liquidity is a key financial policy, with solid free cash flow conversion throughout the projection period
- Select value accretive transformative acquisitions to be evaluated on a case by case basis
- (A) Contingent upon and concurrently with the closing of the SPAC transaction, DNEG intends to refinance its existing debt with a $450m committed financing facility (subject to customary closing conditions) consisting of a new $125m RCF (undrawn) and $325 Term Loan B to refinance the $75m liquidity facility, repay DNEG's existing bank debt, settle related party balances and for other general corporate purposes

Note: Presents numbers in US GAAP format. Pro forma for India Production Services Business
(a) Adjusted for a new short-term $75m liquidity facility used to invest in future growth and for general corporate purposes; Pro forma balance sheet based on 9/30/2021 capital structure
(b) Adjusted for the refinancing expected to close concurrently with the SPAC transaction and for the $178m net proceeds from the SPAC transaction; Pro forma balance sheet based on 9/30/2021 capital structure
(c) TTM Adj. EBITDA of $84.0m as of 09/30/21

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35 ($m) FY19 FY20 FY21 LTM 9/30/21 Net Income 25 2 14 29 Add: Tax (1) 7 8 12 Income before income taxes 24 9 23 41 Add: D&A 33 30 30 28 Add: Interest 16 14 14 11 EBITDA 73 52 67 80 Adjustments Covid cost adjustments 0 2 7 2 Capital raising costs 2 7 3 0 Stock compensation expenses 1 17 2 1 Other one - time costs 0 0 3 1 Total Adjustments 3 27 15 4 Adj. EBITDA 76 79 82 84 ADJUSTED EBITDA RECONCILIATION Note: Pro forma for India Production Services Business. Whole numbers may not sum due to rounding

PRO FORMA ORGANIZATIONAL STRUCTURE 36 Prime Focus Ltd (India) Novator Capital Limited (Guernsey) SVAC (Cayman) ESOP Sponsor PIPE Investors Public Other Subsidiaries Double Negative Holdings Ltd (UK) Note: Organizational structure presented in summary form and excludes certain parent, holding and subsidiary companies not de pic ted here.

RISK FACTORS

Certain factors may have a material adverse effect on our business, financial condition, and results of operations. The summary risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. The list below has been prepared solely for purposes of the proposed private placement offering in connection with the proposed business combination (the "Business Combination") between Prime Focus World NV and SVAC and solely for potential private placement investors in such offering, and not for any other purpose. Accordingly, the list below is qualified in its entirety by disclosures contained in documents filed or furnished in the future by SVAC with the SEC, including the documents to be filed or furnished in connection with the Business Combination. The risks presented in such filings may differ significantly from and be more extensive than those presented below.

Risks Related to our Business

- The COVID-19 pandemic has disrupted our business and operations and may have a material adverse effect on our business, financial condition, results of operations, cash flows and liquidity.
- If content producers reduce the amount of computer-generated visual special effects ("VFX") content they produce and release, our revenue would likely decline.
- We depend upon our relationships with the major motion picture studios and other content producers, including key executive and creative talent, and any deterioration in these relationships could materially and adversely affect our business.
- We operate in the constantly evolving entertainment market, which is subject to rapidly changing consumer behavior and tastes, and depends on audience acceptance of content for which we provide VFX services and the long-term popularity of the content that our customers produce based on their brands and franchises.
- We have and may in the future experience security breaches and cyber threats.
- Our order book and order pipeline are not necessarily indicative of our future revenue or other results of operations and we may not fully realize the revenue value reported in our order book and order pipeline.
- Content producers may delay, suspend or terminate our contracts, which could negatively affect our revenue and harm our reputation and prospects.
- Competition from other providers of services or new technologies to the visual entertainment industry could adversely affect our business.
- If our competitors are able to replicate elements of our business model, our business and results of operations could suffer.
- Acquisitions among content providers, such as major Hollywood studios, may reduce the breadth of our customer base, and could result in a narrower market for our services, increase competition and reduce negotiating leverage.
- If we are unable to develop and maintain technologies to support customers' evolving needs in response to changes in consumer demand, or fails to maintain the quality of our services and our reputation with customers, our business and prospects could suffer.
- Our performance depends on our management, creative and technical teams, and we may be unable to attract and retain key officers, managers, creative and technical personnel.
- Interruption or failure of our information technology or data backup systems could impair our ability to provide our services effectively and in a timely manner, and could result in loss of work product, customer files or other valuable data.
- We may be subject to claims of infringement of third-party intellectual property rights that are costly to defend, result in the diversion of management's time and efforts, require the payment of damages and limit our ability to use particular technologies in the future.
- We are dependent on proprietary technology licensed from others. If we lose our licenses, we may not be able to continue servicing our customers or developing our work product.
- Any potentially negative publicity relating to our indirect parent company, Prime Focus Limited, or any of its affiliates and SVAC, or any of its principals could harm our business, brand and reputation.
- The tools that we rely upon to prepare and submit a bid for a project may prove to be inaccurate, and we may not achieve anticipated levels of revenue and profits.
- Future acquisitions may not achieve their intended benefits or may disrupt our plans and operations.
- From time to time studios have sought to defer all or part of our compensation for services until after a film is released and/or to tie our fees or their collectability to box office success of the projects on which we work. From time to time studios have also asked that we invest and/or we have independently elected to invest in projects on which we work.
- Global market, economic and geopolitical conditions may adversely affect our business, results of operations, liquidity and financial condition and those of our customers.
- Strikes by writers, actors or other participants in the visual entertainment industry could negatively affect our revenues.
- We may be subject to litigation or other proceedings which, if determined unfavorably to us, could have a material adverse effect on our business, results of operations or financial condition

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RISK FACTORS (CONT.)

Risks Related to our Global Operations

- The international nature of our business exposes us to several risks, such as significant currency fluctuations and unexpected changes in the regulatory requirements of multiple jurisdictions.
- Exchange rate fluctuations could adversely affect our results of operations.
- If the transfer pricing arrangements we have among our affiliates are determined to be inappropriate, our tax liability may increase.
- If incentives for content production in the jurisdictions in which we operate are altered, challenged or revoked or similar incentives are introduced in other jurisdictions, content producers may shift their productions to jurisdictions in which we currently have no presence or may reduce their level of production in general.
- Our business depends heavily upon global communications networks operated by third-party providers as well as the internet, the disruption of which could negatively affect our business.
- We will be exposed to risks related to the United Kingdom's exit from the European Union.
- We depend on assets and operations in India, which are subject to regulatory, economic, social and political uncertainties.
- Increases in operational costs, including wage increases and inflation may prevent us from sustaining our competitive advantage and may reduce our profit margin.
- We may be required to pay additional taxes in connection with audits by the tax authorities in the jurisdictions where we conduct business.
- Restrictions on entry visas may affect our ability to compete for and provide services to customers in certain countries, which could have a material adverse effect on future revenue.

Risk Relating to our Finances

- Our accounting is becoming more complex, and relies upon estimates or judgments relating to our critical accounting policies. If our accounting is erroneous or based on assumptions that change or prove to be incorrect, our operating results could fall below the expectations of securities analysts and investors, resulting in a decline in our stock price.
- The incurrence of debt may impact our financial position and subject us to additional financial and operating restrictions.
- We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs.
- We are obligated to develop and maintain a system of effective internal controls over financial reporting. These internal controls may be determined to be not effective, which may adversely affect investor confidence in our company and, as a result, the value of the Post-Combination Company's common stock.

Risks related to SVAC and the Business Combination

- The market prices of shares of the Post-Combination Company's common stock may be affected by factors different from those currently affecting the prices of shares of SVAC's common stock.
- If the Business Combination's benefits do not meet the expectations of financial analysts, the market price of the Post-Combination Company's common stock may decline.
- There can be no assurance that the Post-Combination Company's common stock will be approved for continued listing on the Nasdaq or that the Post-Combination Company will be able to comply with the continued listing standards of Nasdaq.
- The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.
- The parties to the Business Combination Agreement may amend the terms of the Business Combination Agreement or waive one or more of the conditions to the Business Combination, and the exercise of discretion by SVAC's directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.
- Termination of the Business Combination Agreement could negatively impact the Company and SVAC.
- We will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.
- The Sponsor, the Company's directors and officers, and SVAC's directors and officers may each have interests in the Business Combination different from the interests of the Company's or the SVAC's stockholders.
- The Business Combination will result in changes to the board of directors that may affect our strategy.
- The Business Combination Agreement will contain provisions that may discourage other companies from trying to acquire the Company for greater merger consideration.
- The Business Combination Agreement will contain provisions that may discourage SVAC from seeking an alternative business combination.
- The unaudited pro forma condensed combined financial information included in this presentation is preliminary and the actual financial condition and results of operations after the Business Combination may differ materially.
- The Company and SVAC will incur significant transaction costs in connection with the Business Combination.
- The Company's and SVAC's ability to consummate the Business Combination, and the operations of the Post-Combination Company following the Business Combination, may be materially adversely affected by the recent COVID-19 pandemic.

Risks Related to Being a Public Company

- The requirements of being a public company may strain our resources, divert management's attention and affect our ability to attract and retain senior management and qualified board members.
- Our management has limited experience managing and operating a public company.
- Following the consummation of the Business Combination, the Post-Combination Company will incur significantly increased expenses and administrative burdens as a public company.

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THANK YOU 39